                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   Burlington Northern Santa Fe Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                          [BURLINGTON NORTHERN LOGO]

 March 8, 1999

 Dear Fellow Stockholder:

 On behalf of the Board of Directors, it is my pleasure to invite you to attend the Company's annual meeting of stockholders on Thursday, April 15, 1999, in Fort Worth.

 On the following pages you will find a Notice of Meeting that identifies the proposals for your action, including the election of the Board of Directors and approval of a stock incentive plan, as well as other information to help you make an informed vote. In addition to the items of business to be voted on at the meeting, we will also discuss the Company's 1998 performance and address your questions.

 To make it easier for you to vote your shares, we are introducing telephone voting. The enclosed proxy card describes how to use this convenient new service. Alternatively, you may complete the enclosed proxy card and return it in the postage-paid envelope.

 Your vote is important. Whether or not you plan to attend the meeting, I encourage you to read this proxy statement and either vote by telephone, or sign, date, and return your proxy card in the envelope provided, so that your shares will be represented at the meeting. Of course, you are always welcome to come to the meeting and vote your shares in person.

 As indicated by the logo below, during 1999 we will celebrate the 150th anniversary of the dates when two of our predecessor railroads were first organized.

 Sincerely,

[SIGNATURE OF ROBERT D. KREBS]

 Robert D. Krebs

                                                              [BURLINGTON LOGO]

                   Burlington Northern Santa Fe Corporation

-------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

-------------------------------------------------------------------------------

  The fourth annual meeting of stockholders of Burlington Northern Santa Fe Corporation ("BNSF" or the "Company") will be held at 9:00 a.m. on Thursday, April 15, 1999, at the Worthington Hotel in the Grand Ballroom, 200 Main Street, Fort Worth, Texas 76102, for the following purposes:

  (1) to elect fifteen directors;

  (2) to approve the Burlington Northern Santa Fe 1999 Stock Incentive Plan;
      and

  (3) to transact such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting.

  Stockholders of record at the close of business on February 26, 1999, are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. A list of these stockholders will be kept at the offices of the Company in Fort Worth, Texas for a period of ten days prior to the meeting. You may authorize BNSF to vote your shares as you direct using the enclosed proxy card or by telephone as explained on the card.

By order of the Board of Directors.

                                          MARSHA K. MORGAN
                                          Vice President--Investor Relations
                                           and
                                          Corporate Secretary

2650 Lou Menk Drive
Second Floor
Fort Worth, Texas 76131-2830
March 8, 1999

                            YOUR VOTE IS IMPORTANT

                      Please vote by toll-free telephone
                   as explained on the enclosed proxy card,
              or mark, sign, and date your proxy card and return
             it promptly in the enclosed envelope, whether or not
                        you plan to attend the meeting.

                               TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                           PAGE
                                                                           ----
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT...........................................................   1
INFORMATION ABOUT THE ANNUAL MEETING......................................   1
  Annual Meeting..........................................................   1
  Items to be Voted Upon..................................................   1
  Who Can Vote............................................................   1
  How to Vote by Proxy....................................................   1
  Changing Your Vote......................................................   2
  Votes Required..........................................................   2
  Counting the Vote.......................................................   2
  Dividend Reinvestment Plan..............................................   3
  BNSF Stock Plans........................................................   3
  Annual Meeting Admission................................................   3
OTHER INFORMATION.........................................................   3
  Costs of Solicitation...................................................   3
  Section 16(a) Beneficial Ownership Reporting Compliance.................   4
  Independent Public Accountants..........................................   4
  Advance Notice Procedures...............................................   4
GOVERNANCE OF THE COMPANY.................................................   5
  Role of the Board.......................................................   5
  Board Structure.........................................................   5
  1998 Board Meetings.....................................................   5
  Board Committees........................................................   5
  Directors' Compensation.................................................   6
  Directors' Retirement and Stock Plans...................................   6
  Retirement Policy.......................................................   7
  Certain Relationships...................................................   8
STOCK OWNERSHIP IN THE COMPANY............................................   8
  Certain Beneficial Owners...............................................   8
  Ownership of Management.................................................   9
ELECTION OF DIRECTORS.....................................................  10
  Annual Election.........................................................  10
  Nominees................................................................  10
APPROVAL OF THE BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN....  13

                                                                          PAGE
                                                                        --------
EXECUTIVE COMPENSATION.................................................    17
  Compensation Committee Report on 1998 Executive Compensation.........    17
  Performance Graph....................................................    23
  Summary Compensation Table...........................................    24
  Stock Option Grants in 1998..........................................    25
  Option Exercises and Holdings........................................    26
  Pension Plans........................................................    26
  Employment Contracts and Change in Control Arrangements..............    28
OTHER BUSINESS.........................................................    30
BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN................. Appendix

                   Burlington Northern Santa Fe Corporation
                              2650 Lou Menk Drive
                         Fort Worth, Texas 76131-2830
                                 March 8, 1999

-------------------------------------------------------------------------------

            PROXY STATEMENT FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

-------------------------------------------------------------------------------

Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the fourth annual meeting of stockholders by the proxies named in the enclosed Proxy Card. This proxy statement and the form of proxy are being sent to you in connection with this request and are being mailed to all stockholders beginning on March 8, 1999.

                     INFORMATION ABOUT THE ANNUAL MEETING

-------------------------------------------------------------------------------

               Annual      April 15, 1999     Worthington Hotel
              Meeting      9:00 a.m.          Grand Ballroom
                                              200 Main Street
                                              Fort Worth, Texas 76102

          Items to be      You will be voting on the following matters:

           Voted Upon
                           .  the election of fifteen directors;

                           . the approval of the Burlington Northern Santa Fe 1999 Stock Incentive Plan; and

                           . any other matters properly brought before the meeting.

              Who Can      You are entitled to vote your common stock if our
                 Vote      records show that you held your shares as of the
                           close of business on the record date, February 26, 1999. Each stockholder is entitled to one vote for each share of common stock held on that date, at which time we had 470,373,788 shares of common stock outstanding and entitled to vote. The
                           Company's common stock is its only issued and out-standing class of stock.

               How to      You may vote by one of the following methods:
              Vote by
                Proxy      Proxy Card: If you sign, date and return your
                           signed proxy card before the annual meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For each other item of business, you may vote "FOR" or "AGAINST" or you may "ABSTAIN" from voting.

                           If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them "FOR" the election of all of our nominees for director and "FOR" approval of the Burlington Northern Santa Fe 1999 Stock Incentive Plan. If any matters other than those set forth above are prop-erly brought before the annual meeting, your signed proxy gives the individuals named as proxies au-thority to vote your shares in accordance with their best judgment.

                           Telephone Voting: If you elect to vote your proxy by telephone as described in the telephone voting instructions on the proxy card, we will vote your shares as you direct. Your telephone vote autho-rizes the named proxies to vote your shares in the same manner as if you had marked, signed and re-turned your proxy card.

             Changing      You can revoke your proxy at any time before it is
            Your Vote      voted at the annual meeting by:

                           (1) submitting another proxy with a more recent
                               date than that of the proxy first given (i) by using the telephone voting procedures, or (ii) by signing and returning a proxy card to the Company;

                           (2) attending the annual meeting and voting in per-
                               son; or

                           (3) sending written notice of revocation to our
                               Corporate Secretary, Marsha K. Morgan.

       Votes Required      The nominees for election as directors at the an-
                           nual meeting will be elected by a plurality of the votes of the shares present in person or repre-sented by proxy at the meeting. The fifteen nomi-nees having the greatest number of votes will be elected. All other matters submitted to the stock-holders will require the affirmative vote of a ma-jority of the shares of the Company's common stock present or represented by proxy and entitled to vote at the annual meeting.

             Counting      Quorum. Voting can take place at the annual meeting
             the Vote      only if stockholders owning a majority of the total
                           number of shares of common stock outstanding on the record date are present in person or represented by effective proxies. If you have returned valid proxy instructions or vote in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to ab-stain from some or all matters introduced at the meeting. If you hold your common stock through a broker, bank or other nominee (in "street name"), generally the nominee may only vote the common stock which it holds for you in accordance with your instructions. However, if it has not received your instructions within ten days of the meeting, the nominee may vote on matters which the New York
                           Stock Exchange determines to be routine. If a nomi-nee cannot vote on a particular matter because it is not routine, this is a "broker non-vote" on that matter. Abstentions and broker non-votes will be counted as present or represented at the annual meeting for purposes of determining whether a quo-rum exists.

                           Effect of Abstentions and Broker Non-Votes. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, ab-stentions have the same effect as negative votes. Broker non-votes and shares to which proxy author-ity has been withheld with respect to any matter are not deemed to be present or rep-resented and are not entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. Therefore, these shares will have no effect on the outcome of the vote on any such matter.

                           Inspectors of Election. Representatives of First Chicago Trust Company, a division of EquiServe, will tabulate the votes and act as inspectors of election.

             Dividend      Shares held for the account of persons participat-
         Reinvestment      ing in the Company's dividend reinvestment plan
                 Plan      will be voted automatically in accordance with the
                           vote indicated by the stockholder of record on the proxy. If no choice is indicated, both record shares and shares held in the Company's dividend reinvestment plan will be voted "FOR" the election of our nominees for director and "FOR" approval of the 1999 Stock Incentive Plan. If the stockholder does not vote the shares held of record, the indi-vidual's shares held in the dividend reinvestment account will not be voted.

           BNSF Stock      If you participate in one of the Company's 401(k)
                Plans      savings plans, your proxy card permits you to di-
                           rect the trustee how to vote the number of shares allocated to your account. The trustees of the Company's 401(k) plans also vote allocated shares of common stock for which it has not received di-rection in the same proportion as directed shares are voted.

       Annual Meeting      If you plan on attending the meeting, please mark
            Admission      the appropriate box on your proxy card or, if vot-
                           ing by telephone, please indicate your plans when prompted. An admission card is included if you are a stockholder of record; simply detach it from the proxy card and bring it with you. If you are a ben-eficial owner of stock held by a bank, broker or investment plan (with your stock held in "street name"), an admission card in the form of a legal proxy will be sent to you by your broker or other registered holder. If you do not receive the legal proxy in time, you may be admitted to the meeting by showing your most recent brokerage statement or other proof of ownership verifying your ownership of our stock. Because seating is limited, admission will be limited to stockholders with an admission card and guests of the Company.

                               OTHER INFORMATION

-------------------------------------------------------------------------------

             Costs of      We will pay the cost of preparing, printing and
         Solicitation      mailing material in connection with this solicita-
                           tion of proxies. In addition to solicitation by mail, regular employees of the Company and paid so-licitors may make solicitations personally and by telephone or otherwise. We will, upon request, re-imburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies. We have retained Kissel-Blake, a division of

                           Shareholder Communications Corporation, to assist in the solicitation for a fee of $11,000, plus rea-sonable out-of-pocket expenses.

        Section 16(a)      Section 16(a) of the Securities Exchange Act of
 Beneficial Ownership      1934 requires our Directors and executive officers
 Reporting Compliance      to file reports of holdings and transactions in the
                           Company's common stock with the SEC. Based on Com-pany records and representations from these per-sons, the Company believes that all SEC beneficial ownership reporting requirements for 1998 were met, with the exception of two late filings with respect to two charitable gifts of stock by Jeffrey R.
                           Moreland, an executive officer of the Company.

          Independent      PricewaterhouseCoopers LLP served as the indepen-
   Public Accountants      dent public accountant for the Company in 1998. The
                           Company's independent public accountant for 1999 will be selected by the Board at a regular Board meeting to be held in 1999. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate ques-tions.

       Advance Notice      Stockholder Proposals for Annual Meeting in
           Procedures      2000. Proposals by stockholders to be considered
                           for inclusion in the proxy materials solicited by the directors for the annual meeting in 2000 must be received by the Corporate Secretary, 2650 Lou
                           Menk Drive, Second Floor, Fort Worth, Texas 76131-
                           2830, no later than November 9, 1999. The use of certified mail, return receipt requested, is ad-vised. To be eligible for inclusion, a proposal must also comply with Rule 14a-8 and all other ap-plicable provisions of Regulation 14A under the Se-curities Exchange Act of 1934.

                           Other Stockholder Business at Annual Meeting in 2000. For other business to be introduced at the annual meeting in 2000, including proposals not submitted pursuant to Rule 14a-8 for inclusion in our proxy materials, stockholders must send advance notice in writing to the Corporate Secretary. To be timely, notice must be received no later than De-cember 17, 1999 and no earlier than November 17, 1999. The advance notice must also meet the other requirements of Article II, Section 10 of the Company's By-Laws. You may obtain a copy of our By-Laws by writing to our Corporate Secretary, Marsha
                           K. Morgan.

                           Stockholder Nomination of Directors. The Directors and Corporate Governance Committee will consider candidates for election as director as recommended by stockholders. Any such recommendation, together with the person's qualifications and consent to be-ing considered as a nominee, should be sent in writing to the Corporate Secretary on or before No-vember 30 of the year preceding the annual meeting to permit adequate time for review by the Committee.

                           Stockholders intending to nominate a candidate for election as director at the annual meeting in 2000 must give advance notice in writing to the Corpo-rate Secretary. To be timely, notice must be re-ceived no later than December 17, 1999 and no ear-lier than November 17, 1999. The advance notice must also meet the other requirements of Article XII, Section 3 of the Company's By-Laws.

                           GOVERNANCE OF THE COMPANY

-------------------------------------------------------------------------------

    Role of the Board      Pursuant to the Delaware General Corporation Law,
                           the business, property and affairs of the Company are managed under the direction of the Board of Di-rectors. The Board has responsibility for estab-lishing broad corporate policies and for the over-all performance and direction of the Company, but is not involved in day-to-day operations. Members of the Board keep informed of the Company's busi-ness by participating in Board and committee meet-ings, by reviewing analyses and reports sent to them regularly, and through discussions with the Chairman, President and Chief Executive Officer and other officers.

      Board Structure      The Company currently has fifteen directors. Each
                           is elected to a one-year term.

  1998 Board Meetings      In 1998, the Board met six times. Each incumbent
                           member of the Board attended 78 percent or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served. Average attendance at Board and committee meetings for all directors was over 96%.

     Board Committees      The Board has established Executive, Compensation,
                           Directors and Corporate Governance, and Audit Com-mittees. No member of any committee is presently an employee of the Company or its subsidiaries with the exception of Mr. Krebs, who serves as Chairman of the Executive Committee.

                           The Executive Committee did not meet during 1998. The committee exercises the authority of the Board during intervals between meetings of the Board sub-ject to certain limitations of Delaware law.

                           The Compensation Committee met four times during 1998. The committee reviews and makes recommenda-tions to the Board concerning:

                           . the compensation of the President and Chief Ex-ecutive Officer and other senior officers of the Company;

                           . performance of fiduciaries for the Company's pension trust funds;

                           . proposed employee benefit and stock plans, and Company compensation systems and practices;

                           . the evaluation of the performance of the Company's officers and the selection of individ-uals for appointment or promotion as officers; and

                           .  grants of stock awards.

                           The Directors and Corporate Governance Committee met three times during 1998. The committee reviews and makes recommendations to the Board concerning:

                           .  the size and composition of the Board;

                           .  nominees for election as directors;

                           .  evaluation of the performance of the Board;

                           .  compensation and benefits for directors; and

                           . nominations of candidates for election as direc-tor recommended by stockholders.

                           The Audit Committee met three times during 1998. The functions of the committee are:

                           . to oversee the Company's accounting, auditing, and financial policies and practices and its in-ternal control policies and procedures;

                           . to recommend to the Board the engagement of an independent accounting firm; and

                           . to review with management and the independent public accountant the Company's financial state-ments, basic accounting and financial policies and practices, audit scope, and competence of control personnel.

           Directors'      We pay non-employee directors an annual retainer
         Compensation      fee of $36,000, in quarterly installments. We pay
                           each Committee Chairman a supplemental annual re-tainer fee of $5,000. In addition, for attendance at each Board or Committee meeting or any inspec-tion trip or similar meeting, we pay a meeting fee of $1,000 plus expenses. Dr. Weber also receives
                           $10,000 annually for his services as an economic advisor to the Board. Directors who are also offi-cers or employees of the Company receive no compen-sation for their duties performed as a director of the Company.

           Directors'      Burlington Northern Santa Fe Directors' Retirement
 Retirement and Stock      Plan. Non-employee Board members are eligible for
                Plans      an annual benefit under the Directors' Retirement
                           Plan if they have served as a member of the Board for ten consecutive years, have attained mandatory retirement age, or are designated by the Directors and Corporate Governance Committee as eligible for benefits. The annual benefit is the amount of the annual retainer fee for services as a Board member at the time of termination of service; the benefit ceases upon an individual's death. Service as a member of the boards of BNSF's predecessor companies counts toward the ten consecutive years of service requirement.

                           Burlington Northern Santa Fe Non-Employee Direc-tors' Stock Plan. In 1998, each non-employee direc-tor was granted non-qualified stock options to pur-chase 3,000 shares of Company common stock at $33.24 per share, the fair market value on the date of grant (as adjusted for the Company's September 1, 1998 three-for-one stock split). These options vest on April 16, 1999 (unless earlier terminated pursuant to the plan) and expire on April 16, 2008, or earlier if a director leaves the Board. Each in-dividual (other than employees) elected to the Board of Directors at the 1999 annual meeting and at each subsequent annual meeting will automati-cally be granted non-qualified stock options to purchase 3,000 shares of the Company's common stock (subject to adjustment as provided in the Direc-tors' Stock Plan) at 100% of the fair market value of such shares on the date that the options are granted. Each option will become exercisable com-mencing on the first anniversary date of the grant and will terminate no later than ten years from the date of grant.

                           At each annual meeting each newly-elected director who has not previously received such an award will also be granted a one-time Retainer Stock Award of 3,000 restricted shares of common stock pursuant to the Directors' Stock Plan. These shares vest rata-bly upon the third, fourth and fifth anniversary of the award subject to the attainment of a 12% com-pound annual growth rate in the fair market value of a share of common stock (as defined in the Di-rectors' Stock Plan) maintained for a 30 consecu-tive trading day period immediately prior to or following the respective anniversary date. To the extent that an award has not vested previously, it will be forfeited six years from date of grant.

                           The Directors' Stock Plan also permits directors by timely election to forego up to 25% of their annual retainer and receive a Retainer Stock Award in the form of restricted stock of 150% of the amount foregone based on the fair market value of the Company's common stock on the date of grant (Decem-ber 31 of each calendar year), to vest three years from date of grant. In 1998, 13 directors each re-ceived a Retainer Stock Award of 402 restricted shares after electing to forego 25% of their annual retainer.

                           Burlington Northern Santa Fe Deferred Compensation Plan for Directors. Non-employee directors may vol-untarily defer a portion or all of the fees they would otherwise receive into a Prime Rate interest account, a Company phantom stock account, or other investment option established under the plan's terms. Distributions are made in either annual in-stallments or as a lump sum after service as a di-rector ceases. The Company has assumed all obliga-tions incurred through September 22, 1995, under the BNI Deferred Compensation Plan for Directors, a predecessor plan.

    Retirement Policy
                           Under the Board's corporate governance standards, no individual may serve as a director beyond the annual meeting of stockholders on or following his or her seventy-second birthday. Individual directors who change the responsibility they held when they were elected to the Board should volun-teer to resign from the Board to afford the Board the opportunity, via the Directors and Corporate Governance Committee, to review the continued ap-propriateness of Board membership under the circum-stances. The Board's corporate governance standards call for a director who is also an employee of the Company to retire from the Board upon his or her termination of employment.

              Certain      Mr. Deukmejian is a partner of the Sidley & Austin
        Relationships      law firm, which firm provided legal services to the
                           Company in 1998 and is expected to provide legal services in 1999.

                        STOCK OWNERSHIP IN THE COMPANY

-------------------------------------------------------------------------------

   Certain Beneficial      To the best of the Company's knowledge, the follow-
               Owners      ing are the only persons who own beneficially five
                           percent or more of its common stock outstanding:

                                                    Shares Held
                                                   and Nature of
      Name and Address                              Beneficial
      of Beneficial Owner                            Ownership   Percentage(3)
      -------------------                          ------------- -------------
      Brinson Partners, Inc....................... 31,571,526(1)     6.69%
        209 South LaSalle Street
        Chicago, IL 60604-1295
       and
      UBS AG
        Bahnhofstrasse 45
        8021, Zurich, Switzerland
      FMR Corp.................................... 26,344,928(2)     5.58%
        82 Devonshire Street
        Boston, MA 02109

--------
(1) Based on share holdings reported in a joint-filing on Schedule 13G dated February 3, 1999, pursuant to the Securities Exchange Act of 1934 and provided to the Company for holdings as of December 31, 1998. The Schedule 13G indicates that of the total shares held, the reporting person had sole voting power and sole dispositive power for no shares and had shared voting power and shared dispositive power for 31,571,526 shares. In the filing, Brinson Partners, Inc. disclaims beneficial ownership of these securities.
(2) Based on share holdings reported in Schedule 13G, dated February 1, 1999, pursuant to the Securities Exchange Act of 1934 and provided to the Company for holdings as of December 31, 1998. The Schedule 13G indicates that of the total shares held, the reporting person had sole power to vote or direct the vote for 3,801,608 shares and shared power to vote or direct the vote for no shares, and had sole power to dispose or to direct the disposition of 26,344,928 shares.
(3) Based on 471,765,464 shares of common stock of the Company outstanding as of December 31, 1998.

         Ownership of      The following table shows, as of February 26, 1999
           Management      (unless otherwise indicated), the number of shares
                           of the Company's common stock beneficially owned by directors, the executive officers named in the Sum-mary Compensation Table, and all directors and ex-ecutive officers of the Company as a group, with sole voting and investment power, unless otherwise indicated. No individual director or executive of-ficer owned more than one percent of the outstand-ing common stock as of that date.

                                                                      Shares Held
                                                                     and Nature of
Name of Beneficial Owner  Position                                Beneficial Ownership
------------------------  --------                                --------------------
Joseph F. Alibrandi.....  Director                                        15,138(1)

Jack S. Blanton.........  Director                                        36,387(1)

John J. Burns, Jr.......  Director                                        19,822(1)(2)

George Deukmejian.......  Director                                        17,142(1)

Robert D. Krebs.........  Chairman, President and Chief
                           Executive Officer, Director                 2,618,790(4)(5)

Bill M. Lindig..........  Director                                        14,460(1)

Vilma S. Martinez.......  Director                                         6,852(1)

Roy S. Roberts..........  Director                                        15,310(1)

Marc J. Shapiro.........  Director                                        16,227(1)

Arnold R. Weber.........  Director                                        30,636(1)

Robert H. West..........  Director                                        16,263(1)

J. Steven Whisler.......  Director                                        18,299(1)(3)

Edward E. Whitacre,
Jr......................  Director                                        27,840(1)

Ronald B. Woodard.......  Director                                        16,312(1)

Michael B. Yanney.......  Director                                        52,193(1)

Matthew K. Rose.........  Senior Vice President and
                           Chief Operations Officer                      316,969(4)

Denis E. Springer.......  Senior Vice President and
                           Chief Financial Officer                       536,871(4)(6)

Gregory T. Swienton.....  Senior Vice President--Coal and
                           Agricultural Commodities Business Unit        326,766(4)

Charles L. Schultz......  Senior Vice President--Intermodal
                           and Automotive Business Unit                  518,093(4)(7)

Directors and Executive
 Officers as a Group....                                               5,704,817(1)(4)

--------
(1) The amounts reported include restricted stock issued under the Non-Employee Directors' Stock Plan as follows: 4,227 for each of Messrs. Alibrandi, Burns, Deukmejian, Lindig, Roberts, Shapiro, Weber, West, Whisler, Woodard, and Yanney; 3,387 for Mr. Blanton; 3,402 for Ms. Martinez; 3,840 for Mr. Whitacre; and 57,126 for all directors as a group.
  The amounts reported include shares which may be acquired within 60 days upon the exercise of stock options under the Non-Employee Directors' Stock Plan as follows: 9,000 for each of Messrs. Alibrandi, Burns, Deukmejian, Roberts, Shapiro, West, Whisler, and Woodard; 27,000 for each of Messrs. Blanton and Yanney; 6,000 for Mr. Lindig; 3,000 for Ms. Martinez; 21,000 for Mr. Weber; 18,000 for Mr. Whitacre; and 174,000 for all directors as a group.

  The amounts reported include phantom stock units under the Deferred Compensation Plan for Directors as of January 31, 1999, as follows: 3,562 for Mr. Burns; 589 for Mr. Roberts; 839 for Mr. Whisler; 3,085 for Mr. Woodard; 14,966 for Mr. Yanney; and 23,041 for all directors as a group.
(2) Mr. Burns is President and Chief Executive Officer and a director of Alleghany Corporation, which beneficially owns 22,294,242 shares of the Company's common stock according to its Schedule 13D filed with the Securities and Exchange Commission and dated September 22, 1995 (as adjusted for BNSF's three-for-one stock split effective September 1,
    1998).
(3) Includes 4,233 shares in which Mr. Whisler shares voting and investment power as co-trustee and co-beneficiary of a family revocable trust.
(4) The amounts reported include shares of restricted stock granted to executive officers as follows: 165,191 for Mr. Krebs; 44,725 for Mr. Rose; 45,420 for Mr. Springer; 60,462 for Mr. Swienton; 42,221 for Mr. Schultz; and 510,930 for all executive officers as a group.
  The amounts reported include shares which may be acquired within 60 days upon the exercise of stock options as follows: 1,671,124 for Mr. Krebs (including 576,000 held in a family partnership to which Mr. Krebs disclaims beneficial ownership); 268,950 for Mr. Rose; 446,183 for Mr. Springer; 249,000 for Mr. Swienton; 430,893 for Mr. Schultz; and 3,814,357 for all executive officers as a group.
  The amounts reported include share equivalents credited under the Investment and Retirement Plan, a 401(k) plan, as of January 31, 1999, as follows: 30,314 for Mr. Krebs; 1,278 for Mr. Rose; 9,205 for Mr. Schultz; and 56,168 for all executive officers as a group.
(5) Includes 28,917 shares held by a family partnership to which Mr. Krebs disclaims beneficial ownership.
(6) Includes 43,130 shares held jointly with his spouse in which Mr. Springer shares voting and investment power.
(7) Includes 75 shares and 141 shares held by immediate family members to which Mr. Schultz disclaims beneficial ownership, and 177 shares held in an IRA account.

                             ELECTION OF DIRECTORS

-------------------------------------------------------------------------------

      Annual Election      At the annual meeting, you and the other stockhold-
                           ers will elect fifteen directors, each to hold of-fice for a term of one year and until his or her successor has been elected and qualified. All in-cumbent directors, with the exception of Ms. Marti-nez, initially became directors of the Company on September 22, 1995, with the business combination of Burlington Northern Inc. ("BNI") and Santa Fe
                           Pacific Corporation ("SFP") pursuant to the Agree-ment and Plan of Merger dated June 29, 1994, as amended, among BNI, SFP, and the Company. Ms. Mar-tinez was first elected in 1998. All incumbent di-rectors have been nominated for re-election.

             Nominees The nominees for whom the shares represented by the enclosed proxy are intended to be voted, unless such authority is withheld, are identified below along with certain background information. We do not contemplate that any of these nominees will be unavailable for election but, if such a situation should arise, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise. Years served as a di-rector of the Company includes prior service as di-rectors of BNI, SFP and predecessor companies. No director, other than Mr. Krebs, is or has been em-ployed by or served as an executive officer of the Company or its subsidiaries.

                             NOMINEES FOR DIRECTOR

JOSEPH F. ALIBRANDI, 70                                     Director since 1982

Chairman and a director of Whittaker Corporation, Los Angeles, California (aerospace) since December 1985; also Chief Executive Officer of Whittaker Corporation from November 1975 to December 1994, and from September 1996 to present. Also Chairman of BioWhittaker, Inc. (biotechnology) from October 1991 to September 1997. Also a director of Catellus Development Corporation, BankAmerica Corporation, and Jacobs Engineering Group Inc. Member of Executive Committee and Compensation Committee.

JACK S. BLANTON, 71                                         Director since 1989

Chairman and Chief Executive Officer of Houston Endowment, Inc., Houston, Texas (private charitable foundation) since December 1990. From December 1986 to present, President and Chief Executive Officer of Eddy Refining Company (petroleum products). Also a director of Pogo Producing Company. Member of Compensation Committee and Directors and Corporate Governance Committee.

JOHN J. BURNS, JR., 67                                      Director since 1995

President and Chief Executive Officer of Alleghany Corporation, New York, New York (holding company with asset management, reinsurance, industrial minerals, and steel fastener manufacturing operations, and an investment position in Burlington Northern Santa Fe Corporation) since July 1992. Also a director of Alleghany Corporation and Chicago Title Corporation. Member of Executive Committee and Compensation Committee.

GEORGE DEUKMEJIAN, 70                                       Director since 1991

Partner of Sidley & Austin, Los Angeles, California (law firm) since February 1991. Formerly, Governor of the State of California from January 1983 until January 1991. Also a director of Foundation Health Systems, Inc. and Whittaker Corporation. Member of Audit Committee and Directors and Corporate Governance Committee.

ROBERT D. KREBS, 56                                         Director since 1983

Chairman, President and Chief Executive Officer of the Company since April 1997, and President and Chief Executive Officer since September 1995. Also, Chairman, President and Chief Executive Officer of The Burlington Northern and Santa Fe Railway Company. Also, Chairman, President and Chief Executive Officer of Santa Fe Pacific Corporation from June 1988 to January 1998. Also a director of Phelps Dodge Corporation. Chairman of the Executive Committee.

BILL M. LINDIG, 62                                          Director since 1993

Chairman and Chief Executive Officer of SYSCO Corporation, Houston, Texas (marketer and distributor of foodservice products) since January 1999. From January 1995 to January 1999, President and Chief Executive Officer, and from November 1985 to January 1995, President and Chief Operating Officer, of SYSCO Corporation. Also a director of SYSCO Corporation. Member of Compensation Committee and Directors and Corporate Governance Committee.

VILMA S. MARTINEZ, 55                                       Director since 1998

Partner in Munger, Tolles & Olson LLP, Los Angeles, California (law firm) since 1982. Also a director of Anheuser-Busch Companies, Inc., Fluor Corporation, Sanwa Bank California, and Shell Oil Company. Member of Audit Committee and Directors and Corporate Governance Committee.

ROY S. ROBERTS, 59                                          Director since 1993

Vice President and Group Executive, North American Vehicle Sales, Service and Marketing of General Motors Corporation, Detroit, Michigan (manufacturer of motor vehicles) since October 1998. From August 1998 to October 1998, Vice President and General Manager, Field Sales, Service and Parts, from February 1996 to August 1998, Vice President and General Manager of Pontiac-GMC Division, and from October 1992 to February 1996, General Manager, GMC Truck Division, of General Motors Corporation. Also a director of Abbott Laboratories and Volvo Trucks North America, Inc. Member of Audit Committee and Directors and Corporate Governance Committee.

MARC J. SHAPIRO, 51                                         Director since 1995

Vice Chairman for Finance and Risk Management of The Chase Manhattan Corporation, New York, New York (banking) since July 1997. Previously, Chairman and Chief Executive Officer, Chase Bank of Texas N.A., Houston, Texas (banking) since 1989. Also a director of Browning-Ferris Industries, Inc. and a trustee of Weingarten Realty Investors. Member of Audit Committee and Directors and Corporate Governance Committee.

ARNOLD R. WEBER, 69                                         Director since 1986

President-Emeritus, Northwestern University, Evanston, Illinois (higher education) since July 1998. From January 1995 through June 1998, Chancellor of Northwestern University, and from February 1985 through December 1994, President of Northwestern University. Also a director of PepsiCo, Inc., Tribune Company, Aon Corporation, and Deere & Company. Member of Executive Committee and Audit Committee.

ROBERT H. WEST, 60                                          Director since 1980

Chairman of the Board of Butler Manufacturing Company, Kansas City, Missouri (manufacturer of pre-engineered building systems and specialty components) since January 1999, and Chairman and Chief Executive Officer from May 1986 to January 1999. Also a director of Butler Manufacturing Company, Commerce Bancshares, Inc. and Kansas City Power & Light Company. Chairman of Audit Committee and member of Compensation Committee.

J. STEVEN WHISLER, 44                                       Director since 1995

President and Chief Operating Officer, Phelps Dodge Corporation, Phoenix, Arizona (mining and manufacturing) since December 1997. From October 1988 to December 1997, Senior Vice President of Phelps Dodge Corporation. Also, President of Phelps Dodge Mining Company, a division of Phelps Dodge Corporation, from November 1991 to September 1998. Also a director of Phelps Dodge Corporation and Southern Peru Copper Corporation. Member of Audit Committee and Directors and Corporate Governance Committee.

EDWARD E. WHITACRE, JR., 57                                 Director since 1993

Chairman of the Board and Chief Executive Officer, SBC Communications Inc., San Antonio, Texas (telecommunications) since January 1990. Also a director of Anheuser-Busch Companies, Inc., Emerson Electric Co., The May Department Stores Company, and SBC Communications Inc. Chairman of Directors and Corporate Governance Committee and member of Executive Committee.

RONALD B. WOODARD, 55                                      Director since 1995.

Retired President of Boeing Commercial Airplane Group, a division of The Boeing Company (aerospace), a position held from December 1993 to November 1998. From March 1993 to December 1993, Executive Vice President-Boeing Commercial Airplane Group. Also a director of Whittaker Corporation. Member of Audit Committee and Compensation Committee.

MICHAEL B. YANNEY, 65                                       Director since 1989

Chairman and Chief Executive Officer, America First Companies L.L.C., Omaha, Nebraska (investments) since 1984. Also a director of Forest Oil Corporation, Inc., Level 3 Communications, Inc. and RCN Corporation. Chairman of Compensation Committee and member of Executive Committee.

    APPROVAL OF THE BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN

-------------------------------------------------------------------------------

  The Board of Directors recommends the approval of the Burlington Northern Santa Fe 1999 Stock Incentive Plan ("1999 Stock Plan") under which a total of 20,000,000 shares of the Company's common stock will be made available for grants. The plan was established to:

  .  attract and retain executive, managerial and other salaried employees;

  .  motivate employees to achieve long-range goals;

  . provide incentive compensation opportunities that are competitive with other major companies; and

  . further identify our employees' interests with those of all our stock-holders through stock-based compensation.

  We believe the use of stock incentives will promote the growth in value of our stock and the enhancement of long-term stockholder return.

  The types of stock incentives authorized are:

  .  stock options;

  .  restricted stock and restricted stock units;

  .  performance stock; and a

  .  stock purchase program.

  The Board of Directors adopted the Burlington Northern Santa Fe 1999 Stock Incentive Plan on January 21, 1999, subject to approval by stockholders. The 1999 Stock Plan is similar to and is intended to replace the Company's 1996 Stock Incentive Plan which was approved by our stockholders at the 1996 annual meeting. Unlike the 1996 plan, the new plan does not provide for awards of stock appreciation rights or performance units. Also, awards of restricted stock, restricted units, and performance stock are cumulatively limited to 4 million shares for the life of the new plan. Upon approval, the new plan will be used for 1999 and future stock awards. On February 26, 1999, the Company's common stock closed at $33.125 on the New York Stock Exchange.

  The 1996 Plan authorized shares not exceeding thirty million shares (as adjusted for the Company's September 1, 1998 three-for-one stock split) to be used for stock awards. As of the close of business on February 26, 1999, only an aggregate of 3,196,713 shares of the Company's common stock remained available for future grants under the existing 1996 Incentive Stock Plan, less shares to be issued for existing elections by employees to defer all or a portion of their annual cash awards into restricted stock under the Incentive Compensation Plan. The number of shares to be issued for deferred 1998 ICP bonuses is 469,273. An additional 286,200 options will be issued pursuant to elections under the Salary Exchange Option Program. There were outstanding stock awards (options plus restricted shares) of 21,382,752 as of February 26, 1999. The remaining 2,441,240 shares under the 1996 plan are intended to be awarded as stock options to salaried employees, none of whom are executive officers, as their 1999 long-term incentive award.

  The full text of the Burlington Northern Santa Fe 1999 Stock Incentive Plan is presented in the Appendix to this proxy statement. The following is a summary of the major provisions of the plan and is qualified in its entirety by the full text of the plan itself.

  Administration. The Compensation Committee of the Board of Directors ("Committee") administers the 1999 Stock Plan. At least two members of the Committee must be both a non-employee and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities

Exchange Act of 1934. Committee members may not participate in the plan. The Committee is authorized to interpret the plan, to establish rules and regulations for its operation, to select the employees eligible to receive awards, and to determine the type, amount, and terms and conditions of awards. While the Committee may delegate its authority and duties under the plan in certain circumstances, only the Committee may select and grant awards to participants who are subject to Section 16 of the Securities Exchange Act of 1934.

  Eligibility for Participation. All salaried employees of BNSF or its subsidiaries are eligible to be selected to participate in the plan. The Committee selects all participants in its discretion. BNSF and its subsidiaries currently employ approximately 5,200 salaried individuals.

  Amendment and Termination of Plan. The Board may suspend, amend or terminate the plan at any time, with or without prior notice, but it may not, without stockholder approval, increase the aggregate number of shares which may be issued under the plan, adopt any amendment which would materially increase the benefits accruing to participants or materially modify eligibility requirements for participation in the plan. The plan will remain in effect until terminated by the Board.

  Available Shares. The Committee may grant awards during the period from January 1, 1999 until the plan's termination. Twenty million shares of common stock are available for awards. Shares related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, or which are settled in cash in lieu of common stock, and shares used to pay an option exercise price will be available for grant under the plan. A maximum of four million shares may be granted in the form of restricted stock, restricted stock units or performance stock under the plan.

  Limitation on Awards. No participant may receive any award of a stock option to the extent that the sum of the number of shares subject to the award, and the number of shares subject to prior awards of options under the plan or other plans during a one-year period ending on the date of grant, exceeds one million shares.

  Stock Options. The Committee may grant awards in the form of incentive stock options and non-qualified stock options to purchase shares of BNSF's common stock. This will include option grants to certain senior executives in an amount equal to the number of shares tendered to pay an option exercise price. The Committee will determine the number of shares subject to each option, the manner and time of the option's exercise, the terms and conditions applicable to the award, and the exercise price per share of stock subject to the option. The exercise price of a stock option must be no less than the fair market value of BNSF's common stock on the date of grant. Upon exercise, the option price may be paid by a participant in cash, shares of common stock, a combination of the two or other consideration as the Committee may deem appropriate. Any stock option granted in the form of an incentive stock option will satisfy the applicable requirements of Section 422 of the Internal Revenue Code.

  Restricted Stock. Grants of shares of restricted stock or restricted stock units will be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including restrictions on transferability and continued employment. The plan gives the Committee the discretion to accelerate the delivery of a restricted stock award.

  Performance Stock. The plan allows for the grant of performance stock awards which are contingent upon the attainment of certain performance objectives determined by the Committee. The performance objectives to be achieved during the performance period and the measure of whether and to what degree such objectives have been attained will also be determined by the Committee.

  Stock Purchase Program. The Committee may establish programs enabling participants to purchase common stock at not less than 75% of the fair market value at the time of purchase (or an average stock value over a determined period). The Committee designates eligible participants. Restrictions such as those imposed with respect to restricted stock may be imposed on shares purchased under this program.

  Change in Control/Change in Ownership. In the event of a "change in control" (as defined in the plan), all options, restricted stock, restricted stock units, performance shares, and shares acquired under a stock purchase arrangement will become fully vested.

  In general, the plan defines a "change in control" as occurring if: (a) any "person" becomes the beneficial owner of securities representing 25% or more of the voting power of the Company's outstanding securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease to constitute at least a majority of the Board; or (c) the Company's stockholders approve a merger or consolidation of the Company with another company; or (d) the Company's stockholders approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of its assets. However, a merger or other business combination with a Class I railroad or holding company of a Class I railroad will not constitute a change in control unless the Board so determines.

  Federal Income Tax Consequences. An employee who has been granted an incentive stock option will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. If the employee makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant of such option, or within one year of the transfer of the shares to such employee, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If the foregoing holding period requirements are not satisfied, the employee will generally realize ordinary income at the time of the disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction.

  An employee will not realize taxable income at the time of the grant of a non-qualified option. Upon exercise, however, the employee will realize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon subsequent disposition of the shares, the employee will realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

  An employee who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction. Dividends paid to the holder during the restriction period will also be compensation income to the employee and deductible as such by the Company. The holder of a restricted stock award may elect to be taxed at the time of grant of the award on the then fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to the holder during the restriction period will be taxable as dividends to the holder and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. If an employee who has made such an election subsequently forfeits the shares, he or she will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.

  Other Terms of Awards. The Plan provides for the forfeiture of awards in the event of termination of employment except in the circumstances described below.

  In the event employment terminates by reason of death, all awards will vest. In the event termination occurs by reason of disability or retirement, all awards will vest ratably except that the proportion of awards subject to performance criteria will remain subject to the same terms and conditions. In the event of termination by the Company other than for cause, all performance-based awards will be forfeited and all other awards will vest ratably. In the event of death, non-qualified and incentive stock options will be exercisable for three years. In the event of disability or retirement, non-qualified stock options will be exercisable for three years and incentive stock options will be exercisable for three months. In the event of termination by the Company other than for cause, options will be exercisable for three months. In no event shall any options be exercisable later than the scheduled expiration date.

  The Committee may establish such other terms, conditions, restrictions, or limitations governing the grant of awards as are not inconsistent with the plan.

  New Plan Benefits. Awards made to date under the 1999 Stock Plan, subject to stockholder approval, are described in the table below. Future awards are in the discretion of the Committee and cannot be determined at this time.

                               NEW PLAN BENEFITS

                                                        Stock Options (1)
                                                   ----------------------------
Name and Position                                  No. of Shares Exercise Price
-----------------                                  ------------- --------------
Robert D. Krebs...................................     450,000       $32.84
  Chairman, President and Chief Executive Officer

Matthew K. Rose...................................     150,000       $32.84
  Senior Vice President and Chief Operations
   Officer

Denis E. Springer.................................     100,000       $32.84
  Senior Vice President and Chief Financial
   Officer

Gregory T. Swienton...............................      75,000       $32.84
  Senior Vice President--Coal and Agricultural
   Commodities Business Unit

Charles L. Schultz................................      75,000       $32.84
  Senior Vice President--Intermodal and Automotive
   Business Group

Executive Group (2)...............................   1,030,000       $32.84

Nonexecutive Officer..............................   5,586,965       $32.84
  Employee Group

--------
(1) Options are exercisable commencing after one year and for a term of up to ten years. The ultimate value of the options will depend on the future market value of the Company's stock, which cannot be forecast with reasonable accuracy.
(2) Includes the executive officers named above and all other executive officers.

  Board Recommendation. The Committee and the Board of Directors believe that the existing 1996 Stock Incentive Plan has assisted BNSF in attracting, motivating and retaining key employees. The 1999 Stock Incentive Plan will continue the essential features of the 1996 plan but without stock appreciation rights and with a limit on the number of shares available for use as restricted stock, restricted stock units, or performance stock. We believe that stock awards are an important part of BNSF's incentive compensation of officers, managers, and other salaried employees. These kinds of stock-based awards further align management's interests with those of our stockholders because their value appreciates to the extent that the market price of BNSF's stock increases. Therefore, we recommend that stockholders vote to approve the Burlington Northern Santa Fe 1999 Stock Incentive Plan.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE
            BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN.

                            EXECUTIVE COMPENSATION

-------------------------------------------------------------------------------

         Compensation Committee Report on 1998 Executive Compensation

         Compensation      The following report on 1998 executive compensation
            Committee      is presented by the Compensation Committee of the
                           Board (the "Committee") which has responsibility for reviewing and making recommendations to the Board for executive compensation. This includes es-tablishing and reviewing executive base salaries, administering the annual Incentive Compensation
                           Plan as it relates to executive officers, and ad-ministering equity-based compensation under the
                           Burlington Northern Santa Fe 1996 Stock Incentive
                           Plan ("Stock Plan") and predecessor plans. The Com-mittee consists of independent, non- employee di-rectors who have no interlocking relationships with the Company.

          BNSF Vision      The Company's vision is to realize its tremendous
                           potential by providing transportation services that consistently meet customers' expectations. Bench-marks are identified against which the Company can measure its success in meeting the needs of its primary constituencies--customers, stockholders, employees, and communities. The Company's executive compensation programs help the Company realize its vision and support its business strategies.

     Philosophies and      The Committee believes that compensation programs
           Objectives      should reflect the Company's compensation philoso-
                           phy and support specific compensation objectives.
                           The Committee also believes that programs designed specifically for executives should exemplify the Com- pany's compensation philosophy and reflect ex-ecutives' roles as key decision-makers. The philo-sophical principles and specific objectives are noted below.

                           Philosophical Principles

                           . Compensation programs should encourage strong operating and financial performance.

                           . Compensation programs should help create a shared sense of direction, ownership, and com-mitment.

                           . The Company should emphasize performance-based compensation ("pay at risk") through both cash and equity-based incentives.

                           Specific Program Objectives

                           . The compensation programs should attract and re-tain key employees and managers by providing competitive opportunities.

                           . The programs should focus employees on operating performance that will maximize the value of the Company's rail operations.

                           . The programs should focus employees on the mar-ket performance of the Company's stock by en-couraging large equity holdings, thus enabling employees to realize significant gains if the Company attains its performance objectives.

                           . The programs should provide mechanisms to allow employees to exchange cash compensation for stock-based awards.

          Competitive      The Committee has established external competitive
         Compensation      benchmarks for each element of compensation which
           Objectives      it believes fully support the principles outlined
                           above. The market for assessing compensation is de-fined as companies from general industry with reve-nue comparable to the Company. The group of compa-rators used for these analyses will be broader than that used for the peer group index reflected in the Performance Graph following this report. The Com-mittee believes that the Company's most direct com-petitors for executive talent are not limited to companies used as a peer group to compare stock-holder returns. Rather, the market reflects a broader group with which the Company competes to attract and retain the most skilled and talented executives available.

                           The Committee's marketplace compensation objectives are:

                           . Base Salaries--To manage fixed compensation at a conservative level, market rates for executives' base salary ranges will be set at approximately the 25th percentile level.

                           . Annual Incentives--Opportunities under the In-centive Compensation Plan ("ICP") are intended to provide competitive total cash compensation (base salary plus annual incentives) based on performance goal achievement. If the Company at-tains its targeted performance goals (67% ICP achievement), cash compensation levels will ap-proximate the 50th percentile of the Company's comparator group. If the Company attains supe-rior performance levels, cash compensation will exceed the 50th percentile of the Company's com-parator group.

                           . Long Term Incentives--To place greater emphasis on pay that is tied to the Company's stock per-formance over time, opportunities provided under long term incentive programs will be targeted at the 75th percentile of total compensation in the comparator market.

                           . Employee and Executive Benefits--Benefit levels will reflect moderately competitive market lev-els (competitive market median).

          Annual Cash      Base Salaries. The Company considers various fac-
         Compensation      tors in assigning executives to specific salary
                           ranges, including job content, level of responsi-bility, and accountability. On an annual basis, all employees' salaries including those of executives are reviewed and adjusted to reflect individual performance and position within their respective ranges.

                           Incentive Compensation Plan. Executives are eligi-ble for annual performance-based awards under the Company's ICP as are all salaried employees. For 1998, goals for all participants including execu-tives were weighted 70% upon achievement of targeted levels of operating income and 15% each upon achievement of safety and on-time performance goals. The incentive award for all employees, in-cluding all executive officers, reflected a payout of 72.83% of the individual's maximum ICP poten-tial.

                           The actual incentives earned by Messrs. Rose, Springer, Swienton and Schultz for achievement of Company goals were based on the Company's perfor-mance as described under "CEO Compensation" in this report. Specific departmental goals for 1999 focus on operating efficiency, business unit margins and contributions, and equipment utilization. These de-partmental goals are weighted at 20%, the operating income weighting is reduced from 70% to 50% and the weightings for safety and on-time performance re-main at 15% each.

                           The level of award opportunity under the ICP varies by executive. Opportunities generally are estab-lished to provide competitive (50th percentile) cash compensation relative to the market for per-formance that meets the Company's targets, and will exceed the 50th percentile of cash compensation for superior Company performance.

 Long-Term Incentives      To encourage ownership in the Company and to align
                           employees' interests with those of stockholders, the Company provides equity grants under the Stock
                           Plan. The Stock Plan supports the Company's compen-sation philosophy and objectives, and encourages employee focus on the types and levels of perfor-mance that lead to increased stock prices and over-all returns to stockholders. The specific programs used under the plan, including the Incentive Bonus
                           Stock Program, Stock Option Grants, the Salary Ex-change Option Program, the Performance Share Plan, and the Senior Management Stock Deferral Plan, all enable and support executive stock ownership.

                           Stock Ownership Goals. A commitment to significant stock ownership on the part of the Company manage-ment is an important element of the compensation programs. The Committee has established stock own-ership guidelines as follows:

                                                                1998
                                                        Stock Ownership Goals
                 Executive Level                      (As a Multiple of Salary)
                 ---------------                      -------------------------
                 Senior Vice Presidents.............    3 x Base Salary
                 Vice Presidents....................    2 x Base Salary
                 Senior Managers in Salary Bands 34-
                  36................................    1 to 2 x Base Salary

                           Each executive and senior manager covered by the goals is required to retain the net, after-tax shares obtained through option exercises, or through vested restricted stock, until he or she accumulates the required ownership levels. The Com-mittee monitors total share holdings on an annual basis. Ninety-eight percent of all executives and senior managers currently meet their respective ownership goals.

                           Incentive Bonus Stock Program. To encourage indi-vidual stock ownership, executives and senior man-agers are given the opportunity to exchange up to 100% of their ICP cash awards for a grant of re-stricted stock. Participants electing the exchange receive a restricted stock grant equal to 150% of the ICP award foregone. Shares generally will vest three years after grant, but may vest in two years upon attainment of certain pre-specified return on invested capital performance goals.

                           Stock Option Grants. Under the Stock Plan, the Com-pany makes periodic grants of stock options to all salaried employees. Stock options cannot be issued with an exercise price below the market value of the Company common stock on the date of grant, thus ensuring that recipients will realize benefit only when the price of the Company's stock appreciates. Stock options for executives and others may also include a reload feature that encourages executives to exercise their options and helps them achieve their stock ownership goals. To reinforce the Company's goal of linking a substantial portion of total compensation to stock value, the grant sizes for all eligible employees are targeted to provide long-term incentive opportunities at the 75th per-centile of the market. Actual stock option grants also reflect each recipient's individual perfor-mance and salary band.

                           Salary Exchange Option Program. To reinforce the link between stock price performance and executive compensation, executives and selected senior manag-ers have the opportunity to exchange up to 25% of their base salary each year for a grant of non-qualified stock options with an exercise price equal to the fair market value of the Company's common stock on the date of grant and with a term of up to ten years from date of grant. Participants receive 450 non-qualified stock options for each $1,000.00 of base salary exchanged and may elect salary exchanges for up to three consecutive years at one time.

                           Performance Share Plan. The special, one-time grant of performance-based restricted stock to executives and other selected senior managers on January 18, 1996 is now in the vesting measurement period for the first one-third of the grant. The first one-third will vest when the fair market value of the Company's stock maintains a value of $34.89 for 30 consecutive trading days before January 18, 2002. The second one-third will vest when the fair market value of the stock maintains a value of $39.08 for 30 consecutive trading days between January 18, 2000 and January 18, 2002. The final one-third will vest when the fair market value of the stock main-tains a value of $43.76 for 30 consecutive trading days between January 18, 2001 and January 18, 2002. If the Company's stock price does not reach these performance goals by January 18, 2002, the corre-sponding shares will not vest and will be forfeit-ed.

                           Senior Management Stock Deferral Plan. The Senior Management Stock Deferral Plan provides management with retirement and tax planning flexibility. The plan allows senior managers to defer unrealized gains from non-qualified stock option exercises, or the value of restricted stock grants, such as grants from the Incentive Bonus Stock Program (above). Stock options must be exercised using pre-viously acquired shares of the Company's common stock to take advantage of this plan.

     CEO Compensation      The factors upon which Mr. Krebs' 1998 compensation
                           was based are the same as described for all execu-tive officers pursuant to the executive compensa-tion strategy described earlier in this report. Mr.
                           Krebs is eligible to participate in the same com-pensation plans available to other executive offi-cers of the Company. Mr. Krebs participates in the Company's programs that allow him to receive re-stricted shares instead of cash for ICP awards and that allow him to exchange a significant portion of his base salary for options. Mr. Krebs' 1998 stock ownership goal was six times his base salary, and he exceeded this goal.

                           Based on a review by outside consultants of compen-sation levels for the Company relative to those of corporations of comparable size, revenues, and em-ployee base, the Committee assesses Mr. Krebs' base salary each year. In accordance with its estab-lished objectives, the Committee measures Mr. Krebs' base salary against the 25th percentile for an organization of the Company's size, as reflected in competitive studies.

                           Mr. Krebs' base salary has remained at $725,000 since January 1, 1996. In 1998, Mr. Krebs' salary paid was $530,000, reflecting his previous election to exchange salary for stock options under the Sal-ary Exchange Option Program, and a deduction for substantially all of the annual costs of a life in-surance policy benefiting his children under the Company's Estate Enhancement Program.

                           In January 1998, the Committee granted Mr. Krebs 450,000 non-qualified stock options (as adjusted for BNSF's three-for-one stock split). The size of this grant was based on competitive data and was reflective of Mr. Krebs' desire to receive options instead of an increase in his base salary. Mr. Krebs also declined receiving a base salary in-crease for 1999.

                           Mr. Krebs' 1998 incentive opportunity under the ICP was weighted 70% upon achievement of targeted growth in operating income and 15% each upon the achievement of safety and on-time performance goals. The actual incentive earned by Mr. Krebs was $575,721. Mr. Krebs exchanged virtually all of his award for shares of restricted stock under the In-centive Bonus Stock Program. The computation for the percentage of goal achievement for Mr. Krebs and other executive officers, which resulted in a 72.83% payout, was exactly the same as the computa-tion for other salaried employees.

                           Actual awards for Mr. Krebs and others reflected operating income that was 87.76% of the goal. Awards also reflected BNSF's performance relative to aggressive safety goals. The Company exceeded its goals for reduction of lost work time on the system (as measured by Federal Railroad Administra-tion standards) but did not attain its goal for re-duction of personal injuries. Lastly, the awards reflect the fact that the Company partially achieved goals for on-time performance.

            Policy On      Section 162(m) of the Internal Revenue Code limits
     Deductibility of      the tax deductibility by a company of compensation
         Compensation      in excess of $1 million paid to any of its most
                           highly compensated executive officers. However, performance-based compensation that has been ap-proved by stockholders is excluded from the $1 mil-lion limit if, among other requirements, the com-pensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals con-sists only of "outside directors" (as defined for purposes of Section 162(m)). All members of the Committee qualify as "outside directors."

                           The Committee has considered these requirements and the regulations. While the tax impact of any com-pensation arrangement is one factor to be consid-ered, this impact is evaluated by the Committee in light of the Company's overall compensation philos-ophy and objectives. The Company has established the Stock Plan which permits the grant of stock awards which meet the requirements of Section 162(m) of the Code and hence will maximize the Company's federal income tax deductions for compen-sation expense. In 1998, all compensation expense was deductible by the Company for federal income tax purposes. However, the Committee believes there are circumstances in which the Company's and stock-holders' interests may be best served by providing compensation that is not fully deductible, and that its ability to exercise discretion outweighs the advantages of qualifying compensation under Section 162(m).

Compensation Committee:

                           Michael B. Yanney, Chairman
                           Joseph F. Alibrandi
                           Jack S. Blanton
                           John J. Burns, Jr.
                           Bill M. Lindig
                           Robert H. West
                           Ronald B. Woodard

    Performance Graph      The following graph depicts a five year comparison
                           of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Stock Index
                           ("S&P 500"), and the Standard & Poor's Railroad In-dex ("S&P Rail"). The Company is included within both the S&P 500 and S&P Rail indices. The graph assumes the investment of $100 on December 31, 1993, in the common stock of the Company's prede-cessor, Burlington Northern Inc., the S&P 500, and the S&P Rail, and the reinvestment of all divi-dends.


      December 31              Company                       S&P 500                       S&P Rail
      -----------              -------                       -------                       --------
         1993                   $100                          $100                           $100
         1994                   $ 85                          $101                           $ 86
         1995                   $141                          $139                           $126
         1996                   $158                          $171                           $150
         1997                   $172                          $228                           $169
         1998                   $193                          $293                           $155

 Summary Compensation      The following table summarizes the compensation
                Table      earned by our Chief Executive Officer and each of
                           the other four most highly compensated executive officers in 1998, for the years indicated below.

                                    Annual
                                 Compensation    Long-Term Compensation
                              ------------------ ----------------------
                                                         Awards
                                                 ----------------------
                                                             Securities
        Name and                                             Underlying
       Principal                                 Restricted   Options      All Other
        Position         Year Salary(1) Bonus(2) Stock(2)(3)  (Shares)  Compensation(4)
       ---------         ---- --------- -------- ----------- ---------- ---------------
Robert D. Krebs......... 1998 $530,000  $ 35,961  $809,640    613,008       $97,533
 Chairman, President and 1997 $530,000  $ 28,875  $655,491    440,250       $89,913
 Chief Executive Officer 1996 $544,000  $ 16,229  $760,067    515,793       $32,895
Matthew K. Rose......... 1998 $310,000  $124,579  $362,744    135,000       $28,955
 Senior Vice President   1997 $262,917  $ 76,958  $212,188    108,300       $22,736
 and
 Chief Operations        1996 $192,333  $ 80,532  $104,725     72,900       $22,262
 Officer
Denis E. Springer....... 1998 $338,000  $299,550  $      0    121,950       $27,332
 Senior Vice President   1997 $321,000  $235,210  $      0    127,674       $17,361
 and
 Chief Financial Officer 1996 $325,000  $255,462  $      0     63,000       $18,017
Gregory T. Swienton..... 1998 $325,000  $165,849  $147,458     67,500       $25,230
 Senior Vice President-- 1997 $312,000  $110,657  $144,468     60,000       $22,270
 Coal &
 Agricultural            1996 $300,000  $107,005  $144,381     45,000       $27,112
 Commodities Business
 Unit
Charles L. Schultz...... 1998 $271,000  $147,926  $174,342    103,950       $22,991
 Senior Vice President-- 1997 $236,667  $206,959  $      0     97,689       $17,673
 Intermodal & Automotive 1996 $260,833  $ 75,000  $138,666     98,733       $10,296
 Business Unit

--------
(1) Salary has been reduced by the amounts foregone for participation in Salary Exchange Option Program by Messrs. Krebs, Rose, Springer and Schultz and for Mr. Krebs' participation in the Company's Estate Enhancement Program in 1998 and 1997.
(2) The bonus awards for the individuals named above were paid pursuant to the annual incentive compensation plan described in the Compensation Committee Report on 1998 Executive Compensation in this proxy statement. Messrs. Krebs, Rose, and Swienton elected to forego all or a portion of their annual incentives pursuant to the Incentive Bonus Stock Program for restricted stock in 1996, 1997 and 1998 and Mr. Schultz made a similar election as to 1996 and 1998. In 1996, Mr. Krebs' performance units were cancelled and restricted shares were issued in lieu thereof with the original vesting schedule. The bonuses waived by the named executives are excluded from the Bonus column and the value of restricted shares is included in the Restricted Stock column.
(3) Restricted stock and its corresponding market value owned by the individuals named above, based upon a per share value of $34.25 as of December 31, 1998, is as follows:

   Named Executive                       Shares of Restricted Stock Market Value
   ---------------                       -------------------------- ------------
   Mr. Krebs............................          156,237            $5,351,117
   Mr. Rose.............................           34,134            $1,169,090
   Mr. Springer.........................           48,585            $1,664,036
   Mr. Swienton.........................           56,157            $1,923,377
   Mr. Schultz..........................           42,840            $1,467,270

(4) Reflects matching contributions to the Burlington Northern Santa Fe Investment and Retirement Plan (or, prior to 1997, the Burlington Northern Inc. Thrift and Profit Sharing Plan I and the SFP Investment and Retirement Plan) and the Burlington Northern Santa Fe Supplemental Investment and Retirement Plan (or, prior to 1997, the Burlington Northern Inc. Nonqualified 401(k)

   Restoration Plan and the SFP Supplemental Investment and Retirement Plan). In addition, $50,000 is reflected for Mr. Krebs in connection with his participation in the Company's Estate Enhancement Program for 1998 and 1997.

        Stock Option      The following table provides information as to the
      Grants in 1998      individuals named in the Summary Compensation Table
                          and grants of options during 1998. All initial op-tion grants to these individuals have a reload fea-ture under which optionees using outstanding shares to pay the exercise price receive an option for the number of shares so used with an exercise price equal to fair market value on the date of exercise and expiring on the same date as the initial option.
                          No more than two reload grants may be made in con-nection with any initial grant and the reload fea-ture is not available with respect to any grant of options pursuant to a reload. Share numbers have been adjusted as necessary to reflect BNSF's three-for-one stock split effective September 1, 1998.

                                       Individual Grants
                          --------------------------------------------
                          Number of                                      Potential
                          Securities  % of Total                         Realizable
                          Underlying   Options    Exercise                Value at
                           Options    Granted to   or Base                Assumed
                           Granted   Employees in   Price   Expiration Black-Scholes
Name                       (Shares)  Fiscal Year  ($/Share)    Date    Calculation(6)
----                      ---------- ------------ --------- ---------- --------------
Robert D. Krebs(1)......    81,450      0.85%      $30.97    01/01/08    $  445,532
                           450,000      4.72%      $29.10    01/14/08    $2,290,500
                            81,558      0.86%      $34.77    03/28/05    $  510,553
Matthew K. Rose(2)......   135,000      1.42%      $29.10    01/14/08    $  687,150
Denis E. Springer(3)....    31,950      0.34%      $30.97    01/01/08    $  174,767
                            90,000      0.94%      $29.10    01/14/08    $  458,100
Gregory T. Swienton(4)..    67,500      0.71%      $29.10    01/14/08    $  343,575
Charles L. Schultz(5)...    36,450      0.38%      $30.97    01/01/08    $  199,382
                            67,500      0.71%      $29.10    01/14/08    $  343,575

--------
(1) The option grant of 81,450 shares was granted on January 1, 1998, with a reload option in exchange for $181,000 of his 2000 base salary. This option grant becomes exercisable on January 1, 2001. The option grant of 450,000 shares, with a reload option, was granted on January 14, 1998, and includes consideration of Mr. Krebs' desire to decline a 1998 salary increase. This option grant became exercisable on January 14, 1999. The option grant of 81,558 shares was granted on July 23, 1998, as a reload grant in connection with his use of shares to exercise vested stock options and became exercisable on January 23, 1999.
(2) The option grant of 135,000 shares was granted on January 14, 1998, with a reload option, and became exercisable on January 14, 1999.
(3) The option grant of 31,950 shares was granted on January 1, 1998, with a reload option in exchange for $71,000 of his 2000 base salary. This option grant becomes exercisable on January 1, 2001. The option grant of 90,000 shares was granted on January 14, 1998, with a reload option, and became exercisable on January 14, 1999.
(4) The option grant of 67,500 shares was granted on January 14, 1998, with a reload option, and became exercisable on January 14, 1999.

(5) The option grant of 36,450 shares was granted on January 1, 1998, with a reload option in exchange for $81,000 of his 2000 base salary. This option grant becomes exercisable on January 1, 2001. The option grant of 67,500 shares was granted on January 14, 1998, with a reload option, and became exercisable on January 14, 1999.

(6) The estimated present value at grant date reflected in the table has been calculated using the Black-Scholes option pricing model based on the following assumptions:
  Exercise price: Equal to the fair market value of the underlying stock on
  Option term:    the date of grant
                  Three years
  Interest rate:  Equal to interest rate on a U.S. Treasury security on
                  December 31, 1998 with a maturity date corresponding to the option term
  Volatility rate:20%
  Dividend rate:  $0.48 annual dividend per share
  The approach used in developing the assumptions upon which the Black-Scholes variation was based is consistent with the requirements of Statement of Financial Accounting Standard No. 123, "Accounting for Stock Based Compensation." The ultimate value of these options will depend on the future market price of the Company's stock. The Black-Scholes model is only one method of valuing options, and the actual value of the options may be significantly different. The actual value of an option to an executive, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised.

 Option Exercises and      The following table provides information as to the
             Holdings      individuals named in the Summary Compensation Table
                           concerning their exercise of stock options during 1998 and unexercised stock options held as of the end of 1998. No executives held Stock Appreciation
                           Rights ("SARs") in 1998, and BNSF has no plans to award SARs in the future.

       AGGREGATED 1998 STOCK OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                                                      Options at Year        In-the-Money Options
                           Shares     Aggregate        End (Shares)            at Year End(1)(2)
                          Acquired      Value    ------------------------- -------------------------
Name                     On Exercise Realized(1) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
Robert D. Krebs.........   289,533   $5,520,696   1,107,687     875,508    $13,016,259  $4,045,641
Matthew K. Rose.........    20,925   $  267,706     124,950     166,050    $   716,462  $  865,715
Denis E. Springer.......    70,000   $1,821,940     348,533     160,200    $ 5,431,115  $  778,289
Gregory T. Swienton.....     3,600   $   61,128     181,500      67,500    $ 1,878,225  $  347,625
Charles L. Schultz......         0   $        0     339,093     159,750    $ 6,108,721  $  814,347

--------
(1) Dollar values are calculated by determining the difference between the fair market value of the securities underlying options and the exercise price of options at exercise or at year-end, as applicable.
(2) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise or base price of the option.

        Pension Plans      The following tables show the estimated pension
                           benefits payable to a covered participant at normal retirement age (age 65) under the Burlington North-ern Santa Fe Retirement Plan ("Retirement Plan"), as well as under the non-qualified supplemental pension plan that provides benefits that would oth-erwise be denied participants by reason of certain
                           Internal Revenue Code limitations on qualified plan benefits.

                           A participant's average yearly compensation for purposes of the Retirement Plan is based upon his or her average base salary and cash bonus earned for the 60 consecutive months during the last 120 months of service for which such average is the highest or, in the case of a participant who has been employed for less than five years, the period of his or her employment with the Company and its subsidiaries. For purposes of the Retirement Plan, covered compensation for 1998 for the five individ-uals named in the Summary Compensation Table was:

                                                                       Estimated
                                                          1998 Covered Years Of
                 Executive Officer                        Compensation  Service
                 -----------------                        ------------ ---------
                 Mr. Krebs...............................  $1,300,721      33
                 Mr. Rose................................  $  696,408       6
                 Mr. Springer............................  $  654,550      16
                 Mr. Swienton............................  $  589,154       5
                 Mr. Schultz.............................  $  589,154      29

                           Pursuant to the Retirement Plan, Mr. Krebs, Mr. Springer, and Mr. Schultz are grandfathered under the Santa Fe Pacific Retirement Plan benefit for-mula that was in place prior to adoption of the Re-tirement Plan. Annual benefits payable under the SFP benefit formula are not subject to any reduc-tion for Railroad Retirement, Social Security, or other offsets. The estimated annual benefits are computed in the form of a single life annuity and are based on average earnings and years of service at retirement as follows:

                          SFP RETIREMENT PLAN FORMULA

                                                 Years of Service
Average Yearly           ----------------------------------------------------------------
Compensation                10       15       20       25       30       35        40
--------------           -------- -------- -------- -------- -------- -------- ----------
$  250,000.............. $ 38,128 $ 57,192 $ 76,256 $ 95,320 $114,384 $133,448 $  152,512
$  300,000.............. $ 46,128 $ 69,192 $ 92,256 $115,320 $138,384 $161,448 $  184,512
$  400,000.............. $ 62,128 $ 93,192 $124,256 $155,320 $186,384 $217,448 $  248,512
$  500,000.............. $ 78,128 $117,192 $156,256 $195,320 $234,384 $273,448 $  312,512
$  600,000.............. $ 94,128 $141,192 $188,256 $235,320 $282,384 $329,448 $  376,512
$  800,000.............. $126,128 $189,192 $252,256 $315,320 $378,384 $441,448 $  504,512
$1,200,000.............. $190,128 $285,192 $380,256 $475,320 $570,384 $665,448 $  760,512
$1,600,000.............. $254,128 $381,192 $508,256 $635,320 $762,384 $889,488 $1,016,512

                           Pursuant to the Retirement Plan, Mr. Swienton is grandfathered under the BNI retirement plan benefit formula that was in place prior to adoption of the Retirement Plan. Annual benefits under the BNI ben-efit formula are not subject to any reduction for Social Security, Railroad Retirement, or other off-sets. The estimated annual benefits are computed in the form of a single life annuity and are based on average earnings and years of service at retirement as follows:

                          BNI RETIREMENT PLAN FORMULA

    Average                             Years of Service
     Yearly      --------------------------------------------------------------
  Compensation      10       15       20       25       30       35       40
  ------------   -------- -------- -------- -------- -------- -------- --------
$  250,000...... $ 37,470 $ 56,205 $ 74,940 $ 93,675 $112,410 $112,410 $112,410
$  300,000...... $ 45,720 $ 68,580 $ 91,440 $114,300 $137,160 $137,160 $137,160
$  400,000...... $ 62,220 $ 93,330 $124,440 $155,550 $186,660 $186,660 $186,660
$  500,000...... $ 78,720 $118,080 $157,440 $196,800 $236,160 $236,160 $236,160
$  600,000...... $ 95,220 $142,830 $190,440 $238,050 $285,660 $285,660 $285,660
$  800,000...... $128,220 $192,330 $256,440 $320,550 $384,660 $384,660 $384,660
$1,200,000...... $194,220 $291,330 $388,440 $485,550 $582,660 $582,660 $582,660
$1,600,000...... $260,220 $390,330 $520,440 $650,550 $780,660 $780,660 $780,660

                           Mr. Rose is covered under the current Retirement Plan formula. Estimated annual benefit levels under the BNSF Retirement Plan are not subject to any re-duction for Social Security, Railroad Retirement, or other offsets. The estimated annual benefits are computed in the form of a single life annuity and are based on average earnings and years of service at retirement as follows:

                         BNSF RETIREMENT PLAN FORMULA

    Average                             Years of Service
     Yearly      --------------------------------------------------------------
  Compensation      10       15       20       25       30       35       40
  ------------   -------- -------- -------- -------- -------- -------- --------
$  250,000...... $ 30,607 $ 45,910 $ 61,214 $ 76,517 $ 91,820 $107,124 $122,427
$  300,000...... $ 37,607 $ 56,410 $ 75,214 $ 94,017 $112,820 $131,624 $150,427
$  400,000...... $ 51,607 $ 77,410 $103,214 $129,017 $154,820 $180,624 $206,427
$  500,000...... $ 65,607 $ 98,410 $131,214 $164,017 $196,820 $229,624 $262,427
$  600,000...... $ 79,607 $119,410 $159,214 $199,017 $238,820 $278,624 $318,427
$  800,000...... $107,607 $161,410 $215,214 $269,017 $322,820 $376,624 $430,427
$1,200,000...... $163,607 $245,410 $327,214 $409,017 $490,820 $572,624 $654,427
$1,600,000...... $219,607 $329,410 $439,214 $549,017 $658,820 $768,624 $878,427

 Employment Contracts      In January 1997, the Board of Directors adopted new
        and Change in      BNSF change of control agreements to replace the
 Control Arrangements      SFP Severance Agreements and BNI Severance Agree-
                           ments. Messrs. Springer and Schultz have the BNSF severance agreement. Mr. Krebs has this new agree-ment but only as to the portion of the severance agreement pertaining to stock awards, and addition-ally, a provision for payment of life insurance premiums due under the Estate Enhancement Program.

                           Under this agreement, in the event of a change in control (as defined in the Company's Trust Agree-ments as discussed below) and subsequent qualifying termination of employment, a participant would re-ceive benefits equal to:

                           . three times base salary and target bonus plus a tax make-whole payment;

                           . life, disability, and health benefits for a pe-riod of up to thirty-six months;

                           . vesting of all restricted stock (other than the performance-based restricted stock) and pro rata vesting of stock options upon consummation of a future change in control event; and

                           . outplacement and legal fees and expenses relat-ing to claims under the severance agreement.

                           In addition, the tax make-whole payment would be limited to the extent that its value, when aggre-gated with other benefits or payments, equals three times the "base amount" as defined in Section 280G of the Internal Revenue Code. Moreover, the bene-fits of the BNSF severance agreement are limited if total benefits would incur an excise tax under Sec-tion 4999 of the Code except where the total of the benefits exceeds 120% of three times the "base amount," in which case the benefits will be paid in full with all accompanying excise taxes due.

                           Mr. Rose and Mr. Swienton each elected to retain his prior BNI agreement which provides similar ben-efits except that the bonus would be paid at maxi-mum level, certain additional pension benefits are provided, and a tax make-whole payment is not pro-vided. In addition, Mr. Springer's prior SFP sever-ance agreement, which provided benefits similar to the BNSF severance agreement except that severance is based upon two times annual salary and maximum bonus, has been extended to provide benefits in the event of termination due to relocation.

     Trust Agreements      The Company maintains trust agreements to permit
                           funds to be set aside with respect to the Company's obligations to present and former executives and directors under deferred compensation programs and agreements, retirement commitments, certain con-sulting agreements, and supplemental retirement plans. To the extent the plans are currently fund-ed, the trusts provide for permanent funding of benefits under the supplemental retirement plans and the Directors' Retirement Plan on a present value basis. The trust agreements further provide for a split-dollar life insurance plan ("Split-dol-lar Plan") for certain key employees including Mr.
                           Krebs. The Split-dollar Plan provides for the pur-chase of life insurance policies covering key em-ployees, and for the payment to each covered em-ployee's beneficiary of a portion of the death ben-efit payable under such employee's life insurance policy, with the remaining value in each policy to be used to fund the other obligations of the trust.
                           The trust retains all rights to any cash values of the policies and the executive officers pay the cost of term coverage.

                           In the event of a "change in control" of the Compa-ny, the trust agreements provide for the payment of amounts which may become due, subject only to the claims of general creditors of the Company in the event that it became bankrupt or insolvent. Any of the following events are considered a "change in control":

                           . any person becomes the beneficial owner of secu-rities representing 25% or more of the voting power of BNSF's outstanding securities;

                           . during any period of two consecutive years, in-dividuals who at the beginning of this period constitute the Board of Directors for the Com-pany cease to constitute at least a majority of the Board;

                           . BNSF's stockholders approve a merger or consoli-dation of BNSF with another company; or

                           . BNSF's stockholders approve a plan of complete liquidation or an agreement for the sale or dis-position by BNSF of all or substantially all of its assets.

                                OTHER BUSINESS

-------------------------------------------------------------------------------

  If any matters other than those set forth above are properly brought before the meeting, including any stockholder proposals omitted from the proxy materials pursuant to SEC rules, it is intended that the persons acting under the proxy will vote the proxies given to the Company in accordance with their best judgment. A stockholder has indicated to the Company that he intends to present one proposal at the meeting, submitted in accordance with the advance notice of stockholder business provision of the By-Laws, that recommends shortening the advance notice required to be given for stockholder proposals and nominations; that interested stockholders be invited to attend and give their opinions at Board meetings; that a committee be appointed to make corporate governance more "open" and include employees and former employees in decisions affecting railroad safety; that the Company terminate officers who have "inappropriately disciplined" employees "for attempting to work in a safe manner and consistent with railroad operating or safety rules"; and that the Company give safety commendations and publicly accept safety commendations from other organizations awarded to its employees. While BNSF is in favor of policies that promote safe train operations and employee safety, we believe that these issues are currently being addressed by the Company and that this proposal would require a duplication of effort or an inefficent use of resources. If this proposal is properly presented and is in order at the annual meeting, the persons acting under the proxy intend to vote against it. The Company also has received notices from members of this stockholder's family that at the meeting they intend to nominate him, four members of his family, and a current employee of a Company subsidiary, for election as directors of the Company. The Board knows of no other business that may come before the meeting.

  If you are going to vote by mail, we encourage you to specify your choices by marking the appropriate boxes on the enclosed proxy card. However, you do not need to mark any boxes if you wish to vote according to the Board of Directors' recommendations; just sign, date and return the proxy in the enclosed envelope. If you are going to vote your proxy by telephone, simply follow the instructions on the enclosed proxy card. Thank you for your cooperation and your prompt response.

By order of the Board of Directors.

March 8, 1999
                                          Marsha K. Morgan
                                          Vice President-Investor Relations
                                           and
                                          Corporate Secretary

                                                                       APPENDIX

            BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN

-------------------------------------------------------------------------------

                                   SECTION 1

                             STATEMENT OF PURPOSE

  1.1. The BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN (the "Plan") has been established by BURLINGTON NORTHERN SANTA FE CORPORATION (the "Company") to:

    (a) attract and retain executive, managerial and other salaried employees;

    (b) motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

    (c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

    (d) further identify a Participant's interests with those of the Company's other stockholders through compensation that is based on the Company's common stock;

and thereby promote long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

                                   SECTION 2

                                  DEFINITIONS

  2.1. Unless the context indicates otherwise, the following terms shall have the meanings set forth below:

    (a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Restricted Stock, Restricted Stock Units, Performance Stock, or Stock acquired through purchase under Section 10.

    (b) Board. The term "Board" shall mean the Board of Directors of the Company.

    (c) Cause. The term "Cause" shall mean (a) the willful and continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), or (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

    (d) Change in Control. A "Change in Control" shall be deemed to have occurred if

      (1) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

      (2) during any period of two consecutive years (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

      (3) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or
    (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

      (4) the stockholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes of this clause (4), the term "the sale or disposition by the Company of all or substantially all of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of the Company determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the outstanding shares of Stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") shall be determined by the average closing price of the shares of Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Stock or by such other method as the Board of Directors of the Company shall determine is appropriate.

  Notwithstanding the foregoing, a merger, consolidation, acquisition of common control, or business combination of the Company and a Class I Railroad or a holding company of a Class I railroad that is approved by the Board shall not constitute a "Change in Control" unless the Board makes a determination that the transaction shall constitute a "Change in Control".

    (e) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

    (f) Date of Termination. A Participant's "Date of Termination" shall be the date on which his employment with all Employers and Related Companies terminates for any reason; provided that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company (including Employers) or between two Related Companies (including Employers); and further provided that unless agreed otherwise by the Participant, a Participant's employment shall not be considered terminated while the Participant is on a leave of absence from an Employer or a Related Company approved by the Participant's employer.

    (g) Disability. Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the discretion of the Committee, is expected to have a duration of not less than 120 days.

    (h) Employee. The term "Employee" shall mean a person with an employment relationship with the Company or a Related Company.

    (i) Employer. The Company and each Related Company which, with the consent of the Company, participates in the Plan for the benefit of its eligible employees are referred to collectively as the "Employers" and individually as an "Employer".

    (j) Fair Market Value. The "Fair Market Value" of the Stock shall be the mean between the highest and lowest quoted sales prices of a share of Common Stock on the New York Stock Exchange Composite Transaction Report; provided, that if there were no sales on the valuation date but there were sales on dates within a reasonable period both before and after the valuation date, the Fair Market Value is the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the valuation date. The average is to be weighed inversely by the respective numbers of trading days between the selling dates and the valuation date and shall be determined in good faith by the Committee.

    (k) Immediate Family. With respect to a particular Participant, the term "Immediate Family" shall mean the Participant's spouse, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren.

    (l) Option. The term "Option" shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

    (m) Participant. The term "Participant" means an Employee who has been granted an award under the Plan.

    (n) Performance-Based Compensation. The term "Performance-Based Compensation" shall have the meaning ascribed to it in section 162(m)(4)(C) of the Code.

    (o) Performance Period. The term "Performance Period" shall mean the period over which applicable performance is to be measured.

    (p) Qualified Retirement Plan. The term "Qualified Retirement Plan" means any plan of the Company or a Related Company that is intended to be qualified under section 401(a) of the Code.

    (q) Related Companies. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

    (r) Restricted Period. The term "Restricted Period" shall mean the period of time for which Restricted Stock is subject to forfeiture pursuant to the Plan or during which Options and Stock Appreciation Rights are not exercisable.

    (s) Retirement. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination under circumstances that constitute a retirement with immediate eligibility for benefits under Article 6 or
  Article 7 of the Burlington Northern Santa Fe Retirement Plan, or under the terms of the Qualified Retirement Plan of an Employer or Related Company that is extended to the Participant immediately prior to the Participant's Date of Termination or, if no such plan is extended to the Participant on his Date of Termination, under the terms of any applicable retirement policy of the Participant's employer.

    (t) SEC. "SEC" shall mean the United States Securities and Exchange Commission.

    (u) Stock. The term "Stock" shall mean shares of common stock of the Company, par value $0.01 per share.

                                   SECTION 3

                                  ELIGIBILITY

  3.1. The Committee shall determine and designate from time to time, from among the salaried, full-time officers and employees of the Employers those Employees who will be granted one or more awards under the Plan.

                                   SECTION 4

                         OPERATION AND ADMINISTRATION

  4.1. Subject to the approval of the stockholders of the Company at the Company's 1999 annual meeting of the stockholders, the Plan shall be effective as of January 1, 1999 ("Effective Date"), provided however, that any awards made under the Plan prior to approval by stockholders, shall be contingent on approval of the Plan by stockholders of the Company and all dividends on Awards shall be held by the Company and paid only upon such approval and all other rights of a Participant in connection with an Award shall not be effective until such approval is obtained. The Plan shall be unlimited and remain in effect until termination by the Board, provided however, that no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the Effective Date or, if earlier, the date the Plan is adopted by the Board.

  4.2. The Plan shall be administered by the Compensation Committee of the Board ("Committee") which shall be selected by the Board, shall consist solely of members of the Board who are not employees or officers of the Company or any Related Company and are not eligible to participate in the Plan, and shall consist of not less than two members of the Board who meet the definition of a "Non-Employee Director" under SEC Rule 16b-3 or such greater number as may be required for compliance with SEC Rule 16b-3. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

    (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select Employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective Employee, his present and potential contribution to the Company's success, and such other factors as the Committee deems relevant.

    (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation as described in Code section
  162(m), and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

    (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

    (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

    (e) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

    (f) Except to the extent prohibited by applicable law or the rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and other than in respect to eligibility, times of Awards, and terms, conditions, performance criteria, restrictions and other provisions of Awards, and except as otherwise provided by the Committee from time to time, the Committee delegates its responsibilities and powers to the Vice President-Human Resources or his successor. Any such allocation or delegation may be revoked by the Committee at any time.

    (g) No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee, the individual members thereof, and persons acting as the authorized delegates of the committee under the plan, shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

  4.3. Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option under the Plan to the extent that the sum of:

    (a) the number of shares of Stock subject to such Award;

    (b) the number of shares of Stock subject to all other prior Awards of Options under the Plan during the one-year period ending on the date of the Award; and

    (c) the number of shares of Stock subject to all other prior stock options granted to the Participant under other plans or arrangements of the Employers and Related Companies during the one-year period ending on the date of the Award;

would exceed the Participant's Individual Limit under the Plan. The determination made under the foregoing provisions of this subsection 4.3 shall be based on the shares subject to the awards at the time of grant, regardless of when the awards become exercisable. Subject to the provisions of Section 13, a Participant's "Individual Limit" shall be 1,000,000 shares per calendar year.

  4.4. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements. To the extent that it is necessary to establish performance goals for a particular performance period, those goals will be based on one or more of the following business criteria: net income, earnings per share, debt reduction, safety, on-time train performance, return on investment, operating ratio, cash flow, return on assets, stockholders return, revenue, customer satisfaction, and return on equity. If the Committee establishes performance goals for a performance period relating to one or more of these business criteria, the Committee may determine to approve a payment for that particular performance period upon attainment of the performance goal relating to any one or more of such criteria.

                                   SECTION 5

                        SHARES AVAILABLE UNDER THE PLAN

  5.1. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or treasury shares acquired by the Company, including shares purchased in open market or in private transactions. Subject to the provisions of Section 12, the total number of shares of Stock available for grant of Awards shall not exceed twenty million (20,000,000) shares of Stock. Except as otherwise provided herein, any shares subject to an Award which for any reason expires or is terminated without issuance of shares (whether or not cash or other consideration is paid to a Participant in respect to such Award) as well as shares used to pay an Option Purchase Price under this Plan or a predecessor plan shall again be available under the Plan.

                                   SECTION 6

                                    OPTIONS

  6.1. The grant of an "Option" under this Section 6 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 6. Options granted under this section may be either Incentive Stock Options or Non-Qualified Stock Options, and subject to Sections 11 and 16, shall not be exercisable for six months from date of grant, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Stock Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

  6.2. The Committee shall designate the Participants to whom Options are to be granted under this Section 6 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

  6.3. The determination and payment of the purchase price of a share of Stock under each Option granted under this section shall be subject to the following:

    (a) The purchase price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than Fair Market Value on the date of the grant.

    (b) Subject to the following provisions of this subsection 6.3, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

    (c) The purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise).

    (d) A Participant may elect to pay the purchase price upon the exercise of an Option through a cashless exercise arrangement as may be established by the Company.

  6.4. Except as otherwise expressly provided in the Plan, an Option granted under this Section 6 shall be exercisable as follows:

  The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant. No Option may be exercised by a Participant after the expiration date applicable to that Option.

  6.5. The exercise period of any Option shall be determined by the Committee and shall not extend more than ten years after the Date of Grant.

  6.6. In the event the Participant exercises an Option under this Plan or a predecessor plan of the Company or a Related Company and pays all or a portion of the purchase price in Common Stock, in the manner permitted by subsection 6.3, such Participant, pursuant to the exercise of Committee discretion at the time the Option is exercised or to the extent previously authorized by the Committee, may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall have an expiration date on the same date as the expiration date of the original Option so exercised by payment of the purchase price in shares of Stock.

                                   SECTION 7

                               RESTRICTED STOCK

  7.1. Subject to the terms of this Section 7, Restricted Stock Awards under the Plan are grants of Stock to Participants, the vesting of which is subject to certain conditions established by the Committee, with some or all of those conditions relating to events (such as performance or continued employment) occurring after the date of grant, provided however that to the extent that vesting of a Restricted Stock Award is contingent on continued employment, the required employment period shall not generally be less than three years following the grant of the Award unless such grant is in substitution for an Award under this Plan or a predecessor plan of the Company or a Related Company.

  7.2. The Committee shall designate the Participants to whom Restricted Stock is to be granted, and the number of shares of Stock that are subject to each such Award. In no event shall more than four million shares be granted under Sections 7, 8 and 9 of the Plan. The Award of shares under this Section 7 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

  7.3. Shares of Restricted Stock granted to Participants under the Plan shall be subject to the following terms and conditions:

    (a) Except as otherwise hereinafter provided, Restricted Stock granted to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period.

  Except for such restrictions, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee or as otherwise provided by the Plan, the right to receive all dividends paid on such shares.

    (b) Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited with the Company with a stock power endorsed in blank or in a bank designated by the Committee.

    (c) The Committee may award Performance-Based Restricted Stock, which shall be Restricted Stock that becomes vested (or for which vesting is accelerated) upon the achievement of performance goals established by the Committee. The Committee may specify the number of shares that will vest upon achievement of different levels of performance. Except as otherwise provided by the Committee, achievement of maximum targets during the Performance Period shall result in the Participant's receipt of the full Performance-Based Restricted Stock Award. For achievement of the minimum target but less than the maximum target the Committee may establish a portion of the Award which the Participant is entitled to receive.

    (d) Except as otherwise provided by the Committee, any Restricted Stock which is not earned by the end of a Performance Period shall be forfeited. If a Participant's Date of Termination occurs during a Performance Period with respect to any Restricted Stock subject to a Performance Period granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock subject to a Performance Period as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock subject to a Performance Period or make such other adjustments as the Committee, in its sole discretion, deems desirable. Subject to the limitations of the Plan and the Award of Restricted Stock, upon the vesting of Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

                                   SECTION 8

                            RESTRICTED STOCK UNITS

  8.1. Subject to the terms of this Section 8, a Restricted Stock Unit entitles a Participant to receive shares for the units at the end of a Restricted Period to the extent provided by the Award with the vesting of such units to be contingent upon such conditions as may be established by the Committee (such as continued employment which, when required, shall be not less than three years or satisfaction of performance criteria). The Award of Restricted Stock Units under this Section 8 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

  8.2. The Committee shall designate the Participants to whom Restricted Stock Units shall be granted and the number of units that are subject to each such Award. In no event shall more than four million shares be granted under Sections 7, 8 and 9 of the Plan. During any period in which units are outstanding and have not been settled in stock, the Participant shall not have the rights of a stockholder, but shall have the right to receive a payment from the Company in lieu of a dividend in an amount equal to such dividends and at such times as dividends would otherwise be paid.

  8.3. If a Participant's Date of Termination occurs during a Restricted Period with respect to any Restricted Stock Units granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock Units as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.

                                   SECTION 9

                               PERFORMANCE STOCK

  9.1. Subject to the terms of this Section 9, a Performance Stock Award provides for the distribution of Stock to a Participant upon the achievement of performance objectives established by the Committee. For purposes of the Plan, the "Performance Period" with respect to any Award shall be the period over which the applicable performance is to be measured.

  9.2. The Committee shall designate the Participants to whom Performance Stock Awards are to be granted, and the number of shares of Stock that are subject to each such Award. In no event shall more than four million shares be granted under Sections 7, 8 and 9 of the Plan. The Award of shares under this
Section 9 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

  9.3. If a Participant's Date of Termination occurs during a Performance Period with respect to any Performance Stock granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Performance Stock as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Stock or make such other adjustments as the Committee, in its sole discretion, deems desirable.

                                  SECTION 10

                            STOCK PURCHASE PROGRAM

  10.1. The Committee may, from time to time, establish one or more programs under which Participants will be permitted to purchase shares of Stock under the Plan, and shall designate the Participants eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than 75% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the average Stock value over a period determined by the Committee), and further provided that the purchase price may not be less than par value.

  10.2. The Committee may impose such restrictions with respect to shares purchased under this section, as the Committee determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 7.

                                  SECTION 11

                           TERMINATION OF EMPLOYMENT

  11.1. If a Participant's Date of Termination occurs for any reason other than death, Disability, Retirement, or by reason of the Participant's employment being terminated by the Participant's employer for any reason other than Cause, all outstanding Awards shall be forfeited.

  11.2. If a Participant's Date of Termination occurs by reason of death, all Options outstanding immediately prior to the Participant's Date of Termination shall immediately become exercisable and all restrictions on Restricted Stock, Restricted Stock Units, Performance Stock and shares purchased under the Stock Purchase Program outstanding immediately prior to the Participant's Date of Termination shall lapse.

  11.3. If a Participant's Date of Termination occurs by reason of Disability or Retirement, the Restricted Period shall lapse on a proportion of any Awards outstanding immediately prior to the Participant's Date of Termination (except to the extent that an Award of Restricted Stock, Restricted Stock Units, and Performance Stock is subject to a Performance Period, such proportion of the Award shall remain subject to the same terms and conditions for vesting as were in effect prior to termination). The proportion of an Award upon which the Restricted Period shall lapse shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to an Award and the numerator of which is the number of months of such Restricted Period which elapsed prior to the Date of Termination.

  11.4. If a Participant's Date of Termination occurs by reason of the Participant's employment being terminated by the Participant's employer for any reason other than for Cause, the Restricted Period shall lapse on a proportion of any outstanding Awards (except Restricted Stock and Restricted Stock Units subject only to a Performance Period, and Performance Stock which shall be forfeited). The proportion of an Award upon which the Restricted Period shall lapse shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to an Award and the numerator of which is the number of months of such Restricted Period which elapsed prior to the Date of Termination.

  11.5. Non-Qualified Stock Options which are or become exercisable by reason of death, Disability, or Retirement shall expire on the expiration date set forth in the award or, if earlier:

    (a) three years after the Date of Termination, if the Participant's termination occurs because of death, Disability, or Retirement; and

    (b) three months after the Date of Termination, if the Participant's employment is terminated by the Participant's employer for reasons other than Cause.

Incentive stock options which are or become exercisable by reason of death, Disability, or Retirement shall expire on the expiration date set forth in the award or, if earlier:

    (a) three years after the Date of Termination, if the Participant's termination occurs because of death; and

    (b) three months after the Date of Termination, if the Participant is terminated because of Disability, by the Participant's employer for reasons other than Cause, or Retirement.

  11.6. If a Participant's employment is terminated by the Participant's employer for reasons other than Cause in connection with a merger, consolidation, acquisition of common control, or business combination of the Company and a Class I Railroad or a holding company of a Class I Railroad:

    (a) All outstanding options then held by the Participant shall become exercisable on the Participant's Date of Termination.

    (b) Any restrictions on awards held by the Participant as of the Participant's Date of Termination shall lapse and all Awards vested as if all performance objectives have been attained.

  11.7. Except to the extent the Committee shall otherwise determine, if as a result of a sale or other transaction, a Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the Employer.

  11.8. Notwithstanding the foregoing provisions of this section, the Committee may, with respect to any Awards of a Participant (or portion thereof) that are outstanding immediately prior to the Participant's Date of Termination, determine that a Participant's Date of Termination will not result in forfeiture or other termination of the Award.

                                  SECTION 12

                             ADJUSTMENTS TO SHARES

  12.1. If the Company shall effect a reorganization, merger, or consolidation, or similar event or effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any individual or other limits; (iii) the number of shares of Stock subject to outstanding Awards; and
(iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

  12.2. If the Committee determines that the adjustments in accordance with the foregoing provisions of this section would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

                                  SECTION 13

                           TRANSFERABILITY OF AWARDS

  13.1. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this Section 13, the Committee may permit Awards under the Plan (other than an Incentive Stock Option) to be transferred by a Participant for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of a Participant's Immediate Family or to a Family Partnership for members of the Immediate Family), subject to such limits as the Committee may establish and the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

                                  SECTION 14

                                AWARD AGREEMENT

  14.1. Each employee granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the employee in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award. Participation in the Plan shall confer no rights to continued employment with the Company nor shall it restrict the right of the Company to terminate a Participant's employment at any time.

                                  SECTION 15

                                TAX WITHHOLDING

  15.1. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations shall be satisfied (without regard to whether the Participant has transferred an Award under the Plan) by a cash remittance, or with the consent of the Committee, through the surrender of shares of Stock which the Participant owns or to which the Participant is otherwise entitled under the Plan pursuant to an irrevocable election submitted by the Participant to the Company at the office designated for such purpose. The number of shares of Stock needed to be submitted in payment of the taxes shall be determined using the Fair Market Value as of the applicable tax date rounding down to the nearest whole share; provided that no election to have shares of Stock withheld from an Award or submission of shares shall be effective with respect to an Award which was transferred by a Participant in accordance with the Plan.

                                  SECTION 16

                               CHANGE IN CONTROL

  16.1. Subject to the provisions of Section 12 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

    (a) All outstanding Options shall become fully exercisable.

    (b) All shares of Restricted Stock, Restricted Stock Units and Performance Stock shall become fully vested.

    (c) All vesting restrictions imposed under Section 10 (relating to restrictions on shares purchased by the Participants) shall cease to apply, and the Participant shall become fully vested in those shares.

                                  SECTION 17

                           TERMINATION AND AMENDMENT

  17.1. The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would increase the aggregate number of shares which may be issued under the Plan; materially increase the benefits accruing to Participants under the Plan; or materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company's stockholders, except that any such increase or modification that may result from adjustments authorized by Section 12 does not require such approval. No suspension, termination, modification or amendment of the Plan may terminate a Participant's existing Award or materially and adversely affect a Participant's rights under such Award without the Participant's consent.

                                 Directions to
                   Burlington Northern Santa Fe Corporation
                        Annual Meeting of Stockholders
           The Worthington Hotel  200 Main Street  Fort Worth, Texas

All major freeways in the Fort Worth area converge on downtown. Take the downtown exit as marked for each respective freeway and proceed to Main Street which runs north and south through the center of downtown Fort Worth.

Valet and self-parking are available at the Worthington next to the hotel's main entrance on 2nd Street between Houston and Main Street.

                              [MAP APPEARS HERE]

                   BURLINGTON NORTHERN SANTA FE CORPORATION
                       2650 Lou Menk Drive, Second Floor
                         Fort Worth, Texas 76131-2830


P R O X Y

         This Proxy is solicited on behalf of the Board of Directors.

     The undersigned, revoking any proxy previously given, hereby appoints Jeffrey R. Moreland and Marsha K. Morgan, and each of them, proxy for the undersigned, with power of substitution, to vote as specified herein, all Common Stock held by the undersigned, with the same force and effect as the undersigned would be entitled to vote if personally present, at the annual meeting of stockholders of the Company to be held at the Worthington Hotel, 200 Main Street, Fort Worth, Texas 76102, Thursday, April 15, 1999, at 9:00 A.M. and at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

     You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation; however, the proxies appointed above cannot vote your shares unless you sign and return this card, or vote by telephone as explained on the other side.

     If you are a participant in any of the following employee benefit plans of the Company, this card also constitutes voting instructions for any shares held for the stockholder in the Burlington Northern Santa Fe Investment and Retirement Plan, Burlington Northern 401(k) Plan for TCU Employees and Burlington Northern Santa Fe Non-Salaried Employees 401(k) Retirement Plan. If you are a participant in any of these plans, your shares will be voted in accordance with the terms of such plan.

                IMPORTANT--PLEASE SIGN AND DATE ON REVERSE SIDE


                                                                SEE REVERSE SIDE


--------------------------------------------------------------------------------

                .  FOLD AND DETACH PROXY CARD HERE IF YOU ARE .
                    RETURNING YOUR VOTED PROXY CARD BY MAIL


It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above, or to vote using the telephone voting instructions on the other side.












--------------------------------------------------------------------------------


IF YOU PLAN ON ATTENDING THE 1999 ANNUAL MEETING, PLEASE MARK THE BOX ON THE PROXY CARD ON THE OTHER SIDE OR SIGNIFY YOUR INTENTION TO ATTEND WHEN YOU ACCESS THE TELEPHONE VOTING SYSTEM AND ARE PROMPTED TO RESPOND, AND BRING THIS CARD WITH YOU FOR ADMITTANCE AT THE ANNUAL MEETING.

                                                                            6677

[X] Please mark your votes as in this example.

This Proxy, when properly executed, will be voted in the manner directed herein. If no directions are made, this proxy will be voted "FOR" the Nominees for Director listed below, and "FOR" approval of the Burlington Northern Santa Fe 1999 Stock Incentive Plan.

The Board of Directors recommends a vote "FOR" all Nominees listed below, and "FOR" approval of the Burlington Northern Santa Fe 1999 Stock Incentive Plan.


                           FOR         WITHHELD
1. Election of Directors.  [_]            [_]

For, except vote withheld from the following nominee(s):

________________________________________________

If marked, vote is withheld from all nominees listed.

NOMINEES FOR DIRECTOR:

01 J.F. Alibrandi, 02 J.S. Blanton, 03 J.J. Burns Jr.,
04 G. Deukmejian, 05 R.D. Krebs, 06 B.M. Lindig,
07 V.S. Martinez, 08 R.S. Roberts, 09 M.J. Shapiro,
10 A.R. Weber, 11 R.H. West, 12 J.S. Whisler,
13 E.E. Whitacre, Jr., 14 R.B. Woodard, 15 M.B. Yanney.

2. Approval of the Burlington Northern Santa Fe 1999 Stock Incentive Plan.

FOR     AGAINST     ABSTAIN
[_]       [_]         [_]


I plan to attend the Annual Meeting of Stockholders. [_]

Please sign EXACTLY as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy votes all shares held in all capacities.

________________________________________

________________________________________
  SIGNATURE(S)                  DATE


--------------------------------------------------------------------------------

          . FOLD AND DETACH PROXY CARD HERE AND RETURN IN ENCLOSED .
                ENVELOPE TO VOTE BY MAIL; RETAIN ADMISSION CARD

NOW YOU CAN VOTE BY TELEPHONE
24 HOURS A DAY AND 7 DAYS A WEEK

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Please follow these easy steps:

     Call toll free 1-800-OK2-VOTE (1-800-652-8683) on a touch tone telephone. Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-924-0377.

     Use the Control Number located in the box above, just below the perforation. Enter the Control Number and pound signs (#) exactly as they appear.

     Follow the recorded instructions. Your telephone vote must be received by 12:00 midnight New York time on April 14, 1999.


--------------------------------------------------------------------------------

                                                ADMISSION CARD

                                   Burlington Northern Santa Fe Corporation
                                   Annual Meeting of Stockholders
                                   April 15, 1999, 9:00 A.M.
                                   Worthington Hotel
                                   Grand Ballroom
                                   200 Main Street
                                   Fort Worth, Texas 76102